Exhibit 5.2

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44(0)20.7710.1000 Fax: +44(0)20.7374.4460

www.lw.com

FIRM / AFFILIATE OFFICES

	Austin	Milan

	Beijing	Munich

	Boston	New York

	Brussels	Orange County

	Century City	Paris

September 21, 2022	Chicago	Riyadh*
	Dubai	San Diego

	Düsseldorf	San Francisco

	Frankfurt	Seoul

	Hamburg	Shanghai

	Hong Kong	Silicon Valley

	Houston	Singapore

	London	Tel Aviv

	Los Angeles	Tokyo

	Madrid	Washington, D.C.

Cipher Mining Inc.

1 Vanderbilt Avenue, Floor 54, Suite C

New York, New York 10017

Re:	Registration Statement on Form S-3; Shares of Common Stock, par value $0.001 per share, having an aggregate offering price of up to $250,000,000

To the addressee set forth above:

We have acted as special counsel to Cipher Mining Inc., a Delaware corporation (the “Company”), in connection with the sale through H.C. Wainwright & Co., LLC. (“Wainwright”) as the sales agent from time to time by the Company of shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000, to be issued pursuant to (i) a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 21, 2022 (the “Registration Statement”), (ii) the base prospectus included in the Registration Statement (the “Base Prospectus”), (iii) the prospectus supplement included in the Registration Statement (together with the Base Prospectus, the “Prospectus”), and (iv) that certain At The Market Offering Agreement, dated as of September 21, 2022, by and between the Company and Wainwright (the “Sales Agreement”).

The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

Latham & Watkins is the business name of Latham & Watkins (London) LLP, a registered limited liability partnership organised under the laws of New York and authorised and regulated by the Solicitors Regulation Authority (SRA No. 203820). A list of the names of the partners of Latham & Watkins (London) LLP is open to inspection at its principal place of business, 99 Bishopsgate, London EC2M 3XF, and such persons are either solicitors, registered foreign lawyers, or managers authorised by the SRA. We are affiliated with the firm Latham & Watkins LLP, a limited liability partnership organised under the laws of Delaware.

* In cooperation with the Law Firm of Salman M. Al-Sudairi LLC

September 21, 2022

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Second Amended and Restated Certificate of Incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP